THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN CONSUMERS BANCORP, INC.'s (THE "COMPANY") PROSPECTUS DATED ______________ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AT 800-948-1262.

The Rights Offering expires at 5:00 p.m., Eastern Time, on __________, 2013. The Company may extend the rights offering without notice to you until ____________, 2013 (such date and time, as it may be extended, the "Expiration Date").

SUBSCRIPTION RIGHTS CERTIFICATE NUMBER:

NUMBER OF SUBSCRIPTION RIGHTS REPRESENTED BY THIS CERTIFICATE

SEE REVERSE FOR CERTAIN DEFINITIONS

CONSUMERS BANCORP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF OHIO

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Rights to Purchase Shares of Common Stock

Subscription Price: $ Per Share

VOID IF NOT EXERCISED ON OR BEFORE THE EXPIRATION DATE

REGISTERED OWNER:

COUNTERSIGNED AND REGISTERED
REGISTRAR AND TRANSFER COMPANY
(CRANFORD, NJ)
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (the "Subscription Rights") set forth above, each full right of which gives the owner a basic subscription privilege that entitles the owner to subscribe for and purchase [•] share of common stock, without par value, of Consumers Bancorp, Inc., an Ohio corporation, on the terms and subject to the conditions set forth in the Prospectus. If all such basic subscription privileges are exercised, such owner will be entitled to exercise an over-subscription privilege, subject to the limitations described in the Prospectus. The Subscription Rights represented by this Subscription Rights Certificate may be exercised by duly completing Section 1 on the reverse side hereof and by returning the full payment of the subscription price for each share of common stock as described on the reverse side hereof. Special delivery instructions may be specified by completing Section 2 on the reverse side hereof. THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE ARE NOT TRANSFERABLE AND MAY NOT BE EXERCISED UNLESS THE REVERSE SIDE HEREOF IS COMPLETED AND SIGNED, WITH A SIGNATURE GUARANTEE, IF APPLICABLE. This Subscription Rights Certificate is governed by the laws of the State of Ohio. THE SUBSCRIPTION RIGHTS EVIDENCED BY THIS SUBSCRIPTION RIGHTS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED.

Witness the signature of the duly authorized officers of Consumers Bancorp, Inc.

Dated:

PRESIDENT

CONSUMERS BANCORP, INC. SEAL 1994 STATE OF OHIO

SECRETARY

DELIVERY OPTIONS FOR RIGHTS CERTIFICATE

By First Class Mail:	*By Hand or Overnight Courier (Until 5:00 p.m. Eastern Time on the expiration date of the rights offering):*
Registrar and Transfer Company P.O. Box 645 Cranford, NJ 07016 Attn: Reorg/Exchange Dept.	Registrar and Transfer Company ATTN: Reorg/Exchange Dept. 10 Commerce Drive Cranford, NJ 07016

DELIVERY OF THIS SUBSCRIPTION RIGHTS CERTIFICATE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE VALID DELIVERY.

SECTION 1

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL SUBSCRIPTION PRIVILEGE OR A PORTION THEREOF:

Method Of Exercise Of Rights

In order to exercise your Basic Subscription Privilege and Over-Subscription Privilege, you must properly complete and sign this Subscription Rights Certificate in Section 2 below where indicated and return it to the Subscription Agent, Registrar and Transfer Company, together with payment in full for an amount equal to the subscription price multiplied by the total number of shares of Common Stock subscribed for under your Basic Subscription Privilege and Over-Subscription Privilege. To be timely, the Subscription Agent must receive the properly completed and executed Rights Certificate and payment in full for the shares of Common Stock subscribed for at or before 5:00 p.m., Eastern Time, on ________, 2013, unless such date is extended by the Company.

Full payment for the shares of Common Stock subscribed for pursuant to your Basic Subscription Privilege and Over-Subscription Privilege must be made payable in United States dollars by wire transfer to TD Bank, 600 Atrium Way, Attn: [•], NJ 08054, f/b/o Registrar and Transfer Company, as rights offering agent, Account no. [•], ABA No: [•], or personal check drawn on a U.S. bank in each case payable to "Registrar and Transfer Company." You will not be paid any interest on funds paid to the Subscription Agent regardless of whether the funds are applied to the subscription price or returned to you.

The undersigned hereby irrevocably exercises one or more subscription rights to subscribe for shares of Common Stock as indicated below, on the terms and subject to the conditions specified in the Prospectus:

Basic Subscription Rights

I exercise:

__________ rights x ________$[•]________ = __________
(no. of whole rights) (Subscription Price) (amount enclosed)

Over-Subscription Privilege

If you have exercised all of your Basic Subscription Privilege and wish to subscribe for additional shares up to the total number of unsubscribed shares, you may exercise your Over-Subscription Privilege.

I apply for:

__________ x ________$[•]________ = $ __________
(no. of over-subscription shares) (Subscription Price) (additional amount shares applied for)

Total Amount Enclosed:

$________________________________
(sum of basic plus over-subscription amounts)

I certify that the purchase of common stock pursuant to the subscription rights _____ will or _____ will not result in my (our) owning, either directly or indirectly of record or beneficially, more than ________ shares of the outstanding common stock.

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus. I acknowledge and agree that the Company may accept or reject my subscription at any time.

Signature(s) of Subscriber(s):

____

THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THIS SUBSCRIPTION RIGHTS CERTIFICATE.

If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print).

Name(s): ________________________________

Capacity (Full Title): ________________________________

Taxpayer ID # or Social Security #: ________________________________

SECTION 2

SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS FOR SUBSCRIPTION RIGHTS HOLDERS.

If this Section 2 is left blank, shares will be issued to you as record holder of the Subscription Rights and delivered to your registered address.

(a) To be completed ONLY if the certificate representing the s is to be issued in a name other than that of the registered holder for the benefit of the registered holder. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

____
(Please Print Name)

____
(Print Full Address)

____
(Taxpayer ID # or Social Security #)

(b) To be completed ONLY if the certificate representing the shares of Common Stock is to be sent to an address other than that shown on the front of this Subscription Rights Certificate which must be for the benefit of the Registered Holder. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

____
(Please Print Name)

____
(Print Full Address)

____
(Taxpayer ID # or Social Security #)

GUARANTEE OF SIGNATURE(S):

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange or (c) a credit union.

____
(Name of Bank or Firm)

By: ________________________________
(Signature of Officer)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM